UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON D.C. 20549



                            FORM 8-K



                         CURRENT REPORT



             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                          May  8, 1998
        Date of Report (Date of earliest event reported)


             MID-AMERICA APARTMENT COMMUNITIES, INC.
       (Exact Name of Registrant as Specified in Charter)



       TENNESSEE                 1-12762              62-1543819
(State of Incorporation) (Commission File Number) (I.R.S. Employer
                                                   Identification Number)




                  6584 POPLAR AVENUE, SUITE 340
                    MEMPHIS, TENNESSEE 38138
            (Address of principal executive offices)

                         (901) 682-6600
       Registrant's telephone number, including area code





     (Former name or address, if changed since last report)

Item 5.  Other event.

The Company released the following press release on May 8, 1998:

MEMPHIS, TN: May 8, 1998 America Apartment Communities, Inc. (NYSE:MAA) announced today the purchase of the 200-unit Eagle Ridge Apartments in Birmingham, AL. Built in 1986, the property was purchased for $8,400,000, or $42,000 per unit.. Eagle Ridge is situated in the prime southeast area of Birmingham surrounded by excellent residential neighborhoods and shopping centers.

The  transaction involved a HUD 221(d)4 loan assumption  of  $6.4
million,  with the balance paid in UPREIT units and cash.   Eagle
Ridge is currently 95% occupied with average monthly rents of $577.75. The average size unit is 907 sq. ft.

This acquisition will bring the total number of units in Alabama to 552 with another 400 units currently under construction, thus enabling Mid-America Apartments to continue its steadfast growth in this new market.

For further information, contact Simon R.C. Wadsworth at (901)682-6668, ext. 104, 6584 Poplar Ave., Suite 340, Memphis, TN 38138,
(901)682-6600 FAX: (901)682-6667.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                             MID-AMERICA APARTMENT COMMUNITIES, INC.


Date:  May 22, 1998        /s/ Simon R.C. Wadsworth
     ------------------    ------------------------------
                               Simon R.C. Wadsworth
                               Executive Vice President
                              (Principal Financial and Accounting Officer)